Exhibit 99.4

IPAYMENT, INC.

Offer to Exchange

Up to $400,000,000 of its outstanding 10.25% Senior Notes due 2018 for a like aggregate principal amount of its 10.25% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended

IPAYMENT HOLDINGS, INC.

Offer to Exchange

Up to $129,921,875 of its outstanding 15.00%/15.00% Senior Notes due 2018 for a like aggregate principal amount of its 15.00%/15.00% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended

To Our Clients:

Enclosed for your consideration are a Prospectus, dated             , 2011 (as it may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offers by (i) iPayment, Inc., a Delaware corporation (“iPayment”), to exchange up to $400,000,000 in aggregate principal amount of its outstanding 10.25% Senior Notes due 2018 (the “10.25% Initial Notes”) for a like aggregate principal amount of its 10.25% Senior Notes due 2018 (the “10.25% Exchange Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) iPayment Holdings, Inc., a Delaware (“Holdings” and, together with iPayment, the “Issuers”), to exchange up to $129,921,875 in aggregate principal amount of its outstanding 15.00%/15.00% Senior Notes due 2018 (the “15.00%/15.00% Initial Notes” and, together with the 10.25% Initial Notes, the “Initial Notes”), for a like aggregate principal amount of its 15.00%/15.00% Senior Notes due 2018 (the “15.00%/15.00% Exchange Notes” and, together with the 10.25% Exchange Notes, the “Exchange Notes”), that have been registered under the Securities Act. The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the case of the 10.25% Initial Notes, and integral multiples of $1.00 in excess thereof, in the case of 15.00%/15.00% Initial Notes, and upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including, but not limited to, principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the exchange offers, except that the Exchange Notes (i) will be freely tradable in the United States by persons not affiliated with (a) iPayment or any Guarantor (as defined below), if such person is acquiring 10.25% Exchange Notes, or (b) Holdings, if such person is acquiring 15.00%/15.00% Exchange Notes, (ii) will not bear legends restricting their transfer and (iii) will not contain the registration rights and certain additional interest provisions of the Initial Notes. The 10.25% Initial Notes are fully and unconditionally guaranteed (the “Old Guarantees”), jointly and severally, on a senior basis by certain of iPayment’s existing and future subsidiaries (each, a “Guarantor” and collectively, the “Guarantors”) and the 10.25% Exchange Notes will be fully and unconditionally guaranteed (the “New Guarantees”), jointly and severally, on a senior basis by the same Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors are offering to issue the New

Guarantees with respect to all 10.25% Exchange Notes issued in the exchange offer in exchange for the Old Guarantees of the 10.25% Initial Notes for which such 10.25% Exchange Notes are issued in the exchange offer therefor. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the exchange offer for the 10.25% Initial Notes include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “10.25% Exchange Notes” include the related New Guarantees and references to the “10.25% Initial Notes” include the related Old Guarantees. The Issuers will accept for exchange all Initial Notes validly tendered and not validly withdrawn according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the exchange offers is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012, OR SUCH LATER DATE TO WHICH IPAYMENT OR HOLDINGS, AS APPLICABLE, MAY EXTEND THE APPLICABLE EXCHANGE OFFER (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The enclosed materials are being provided to you as the beneficial owner of the Initial Notes held by us for your account but not registered in your name. A tender of such Initial Notes may only be made by us as the registered holder and pursuant to your instructions. Any beneficial owner who wishes to tender on its own behalf must make appropriate arrangements to register ownership of its Initial Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time; therefore, the Issuers urge beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Initial Notes on their own behalf in the exchange offers.

Accordingly, we request instructions as to whether you wish to tender any or all such Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Initial Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Initial Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Initial Notes on your behalf.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus, dated             , 2011 (as it may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), relating to the offers by (i) iPayment, Inc., a Delaware corporation (“iPayment”), to exchange up to $400,000,000 in aggregate principal amount of its outstanding 10.25% Senior Notes due 2018 (the “10.25% Initial Notes”), for a like aggregate principal amount of its 10.25% Senior Notes due 2018 (the “10.25% Exchange Notes”), that have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (ii) iPayment Holdings, Inc., a Delaware corporation (“Holdings”), to exchange up to $129,921,875 in aggregate principal amount of its outstanding 15.00%/15.00% Senior Notes due 2018 (the “15.00%/15.00% Initial Notes” and, together with the 10.25% Initial Notes, the “Initial Notes”), for a like aggregate principal amount of its 15.00%/15.00% Senior Notes due 2018 (the “15.00%/15.00% Exchange Notes” and, together with the 10.25% Exchange Notes, the “Exchange Notes”), that have been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Initial Notes, including, but not limited to, the representations that the undersigned (i) is acquiring the Exchange Notes in the ordinary course of business, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a “distribution” (within the meaning of the Securities Act) of the Exchange Notes and (iii) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of (a) iPayment or any guarantor, if it is acquiring 10.25% Exchange Notes, or (b) Holdings, if it is acquiring 15.00%/15.00% Exchange Notes. If a holder of the Initial Notes is such an affiliate, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with any person to participate in a distribution of the Exchange Notes to be acquired pursuant to the exchange offers, or is not acquiring the Exchange Notes in the ordinary course of business, such holder may not rely on the applicable interpretations of the Staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and in the absence of an exception from the position stated immediately above, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This will instruct you, the registered holder, to tender the principal amount of the Initial Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

INITIAL NOTES

10.25% Initial Notes

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*
$	$

15.00%/15.00% Initial Notes

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*
$	$

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

SIGN HERE

Date:

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number:
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You: